UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 2, 2011 (June 1, 2011)

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 1, 2011, Inergy, L.P. (the “Partnership”), Inergy Propane, LLC and Inergy Midstream, LLC entered into an Underwriting Agreement (the “Underwriting Agreement”), filed herewith as Exhibit 1.1, with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Barclays Capital Inc., Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated and Morgan Keegan & Company, Inc. (collectively, the “Underwriters”), pursuant to which the Partnership sold 9,000,000 common units representing limited partner interests in the Partnership (the “Common Units”) at $36.00 per Common Unit to the public. The Underwriters were also granted an over-allotment option for a period of 30 days to purchase up to a maximum of 1,350,000 additional Common Units. The material terms of the offering of the Common Units are described in the prospectus supplement, dated June 1, 2011, as filed by the Partnership with the Securities and Exchange Commission (the “Commission”). The offer and sale of the Common Units is registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-172312), and the closing is expected to occur on June 6, 2011, subject to customary closing conditions.

The Partnership intends to use the net proceeds from this offering of approximately $311.9 million (and the net proceeds from any exercise of the underwriters’ option to purchase additional Common Units) to repay approximately $149.0 million of borrowings under the Partnership’s revolving general partnership and working capital credit facilities, with the remaining net proceeds from the offering to be used for the ongoing expansion projects in the Partnership’s midstream business and for general partnership purposes.

The Underwriters and their affiliates may from time to time in the future engage in transactions with the Partnership and perform services for the Partnership in the ordinary course of business. In addition, some of the Underwriters and their affiliates have engaged in transactions with the Partnership and its predecessor and performed services for the Partnership in the ordinary course of their business. For example, affiliates of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Barclays Capital Inc. and Raymond James & Associates, Inc. are lenders under the Partnership’s revolving general partnership and working capital credit facilities and, as such, will receive a substantial portion of the proceeds from this offering pursuant to the repayment of borrowings under the Partnership’s revolving general partnership and working capital credit facilities.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and certain affiliates, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 31, 2011, the Partnership issued a press release announcing the offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

On June 1, 2011, the Partnership issued a press release announcing that it had priced the offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.2 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of June 1, 2011, among the Partnership, Inergy Propane, LLC, Inergy Midstream, LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Barclays Capital Inc., Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated and Morgan Keegan & Company, Inc.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P., relating to tax matters

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto).

99.1	Press Release dated May 31, 2011.

99.2	Press Release dated June 1, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC, its General Partner

Date: June 2, 2011	By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of June 1, 2011, among the Partnership, Inergy Propane, LLC, Inergy Midstream, LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Barclays Capital Inc., Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated and Morgan Keegan & Company, Inc.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P., relating to tax matters

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto).

99.1	Press Release dated May 31, 2011.

99.2	Press Release dated June 1, 2011.